UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 13, 2025
(Date of earliest event reported)

Qorvo, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36801	46-5288992
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7628 Thorndike Road, Greensboro, North Carolina 27409-9421
(Address of principal executive offices)

(Zip Code)

(336) 664-1233
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	QRVO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described under Item 5.07 below, at the Annual Meeting of Stockholders of Qorvo, Inc. (the “Company”) held on August 13, 2025 (the “Annual Meeting”), the stockholders of the Company approved (i) the Qorvo, Inc. Amended and Restated 2022 Stock Incentive Plan (the “Amended 2022 Plan”) to increase the number of shares reserved for issuance thereunder by 3,240,000 shares of common stock of the Company and (ii) the Qorvo Inc. Amended and Restated 2007 Employee Stock Purchase Plan (the “Amended 2007 Plan”) to increase the number of shares reserved for issuance thereunder by 4,000,000 shares of common stock of the Company. The Board of Directors of the Company previously approved the adoptions of the Amended 2022 Plan and Amended 2007 Plan, each subject to approval by the Company’s stockholders at the Annual Meeting.

The principal features of the Amended 2022 Plan and the Amended 2007 Plan are described in detail under “Proposal 3 – Approval of the Qorvo, Inc. Amended and Restated 2022 Stock Incentive Plan” and “Proposal 4 – Approval of the Qorvo, Inc. Amended and Restated 2007 Employee Stock Purchase Plan,” respectively, of the Company’s 2025 Proxy Statement filed with the Securities and Exchange Commission on June 26, 2025 (the “2025 Proxy Statement”), which descriptions are incorporated herein by reference.

The foregoing summaries of the Amended 2022 Plan and Amended 2007 Plan do not purport to be complete and are subject to and qualified in their entirety by reference to the text of the Amended 2022 Plan and Amended 2007 Plan, copies of which are included in the 2025 Proxy Statement as Appendix A and Appendix B, respectively.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the stockholders of the Company (i) elected each of the director nominees named in the 2025 Proxy Statement, (ii) approved, on an advisory basis, the compensation of the Company’s named executive officers, (iii) approved the Amended 2022 Plan, (iv) approved the Amended 2007 Plan and (v) ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 28, 2026.  In addition, the Company’s stockholders did not approve a shareholder proposal that was submitted at the Annual Meeting. The final voting results with respect to each of the proposals are set forth below.

Proposal 1. Stockholders elected each of the ten directors below to serve a one-year term and until their respective successors are duly elected and qualified or until their earlier resignation or removal.

Nominee	Votes For	Votes Against	Abstain	Broker Non-Votes
Robert A. Bruggeworth	72,692,641	631,278	1,368,940	6,697,987
Judy Bruner	70,784,281	3,492,635	415,943	6,697,987
Richard L. Clemmer	74,138,477	444,938	109,444	6,697,987
Peter A. Feld	74,048,313	539,183	105,363	6,697,987
John R. Harding	72,460,925	2,125,094	106,840	6,697,987
Christopher R. Koopmans	74,381,242	204,489	107,128	6,697,987
Alan S. Lowe	73,038,898	1,543,096	110,865	6,697,987
Roderick D. Nelson	60,125,155	14,462,536	105,168	6,697,987
Dr. Walden C. Rhines	69,677,214	4,908,238	107,407	6,697,987
Susan L. Spradley	70,496,809	3,775,910	420,140	6,697,987

Proposal 2. Stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Votes
44,106,958	30,466,498	119,403	6,697,987

Proposal 3. Stockholders approved the Company’s Amended 2022 Plan.

For	Against	Abstain	Broker Non-Votes
69,017,396	4,307,090	1,368,373	6,697,987

Proposal 4. Stockholders approved the Company’s Amended 2007 Plan.

For	Against	Abstain	Broker Non-Votes
74,263,548	337,166	92,145	6,697,987

Proposal 5. Stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 28, 2026.

For	Against	Abstain
81,056,566	187,831	146,449

Proposal 6. Stockholders did not approve a shareholder proposal submitted at the Annual Meeting.

For	Against	Abstain	Broker Non-Votes
32,855,372	41,715,004	122,483	6,697,987

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Qorvo, Inc.

By:	/s/ Grant A. Brown
Grant A. Brown
Senior Vice President and Chief Financial Officer

Date:    August 15, 2025